SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ] [ ] [X] [ ] [ ]	Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

The Immune Response Corporation (Name of Registrant as Specified In Its Charter)

N/A (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

THE IMMUNE RESPONSE CORPORATION 5931 Darwin Court Carlsbad, CA 92008 (760) 431-7080

May 1, 2003

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of The Immune Response Corporation which will be held on Tuesday May 20, 2003, at 9:00 a.m., local time, at the Holiday Inn, 850 Palomar Airport Road, Carlsbad, California.

The formal notice of the Annual Meeting and the related Proxy Statement have been made a part of this invitation.

After reading the Proxy Statement, please mark, date, sign and return, at an early date, the enclosed proxy in the enclosed prepaid envelope to ensure that your shares will be represented at the Annual Meeting. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

A copy of the Company’s Annual Report to Stockholders also is enclosed.

The Board of Directors and management look forward to seeing you at the meeting.

Sincerely yours,

John N. Bonfiglio Chief Executive Officer

THE IMMUNE RESPONSE CORPORATION

Notice of Annual Meeting of Stockholders to be held May 20, 2003

The Annual Meeting of Stockholders of The Immune Response Corporation will be held at the Holiday Inn, 850 Palomar Airport Road, Carlsbad, California, on Tuesday May 20, 2003, at 9:00 a.m. local time, for the following purposes:

1.	To elect one Class II director;

2.	To approve and ratify the Company’s 2003 Stock Plan;

3.	To consider and vote upon a proposal to approve the issuance of Convertible Notes and Warrants in connection with the Company’s proposed private placement;

4.	To ratify the appointment of BDO Seidman, LLP as the Company’s independent auditors; and

5.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

The Board of Directors has fixed the close of business on April 21, 2003, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote will be available at our Secretary’s office, 5931 Darwin Court, Carlsbad, California, for ten days prior to the meeting.

ALL OF OUR STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS PRACTICABLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH PROCEDURES SET FORTH IN THE PROXY STATEMENT.

By order of the Board of Directors John N. Bonfiglio Chief Executive Officer

May 1, 2003

THE IMMUNE RESPONSE CORPORATION

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of The Immune Response Corporation, a Delaware corporation, of proxies in the accompanying form to be used at the Annual Meeting of Stockholders to be held at the Holiday Inn, 850 Palomar Airport Road, Carlsbad, California, on Tuesday, May 20, 2003, and any adjournment or postponement thereof (the “Annual Meeting”). The shares represented by the proxies received in response to this solicitation and not revoked will be voted at the Annual Meeting. A proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder by means of the ballot or the proxy, such stockholder’s shares will be voted accordingly. If no choice is specified, such shares will be voted FOR the election of the one nominee for Class I director listed in this Proxy Statement and FOR the approval of Proposals 2, 3 and 4 described in the Notice of Annual Meeting and in this Proxy Statement.

Stockholders of record at the close of business on April 21, 2003, are entitled to notice of and to vote at the Annual Meeting. As of the close of business on such date, the Company had 19,670,729 shares of Common Stock outstanding and entitled to vote. Each holder of Common Stock is entitled to one vote for each share held as of the record date. No other class of securities is entitled to vote, and the Company does not have cumulative voting rights.

Any disabled stockholder or stockholder’s representative may request reasonable assistance or accommodation from the Company in connection with the Annual Meeting by contacting The Immune Response Corporation, Investor Relations, 5931 Darwin Court, Carlsbad, California 92008 at (760) 431-7080. To provide the Company sufficient time to arrange for reasonable assistance or accommodation, please submit all requests by May 9, 2003.

          Directors are elected by a plurality vote. Accordingly, the director nominee who receives the most votes cast in his favor will be elected. Proposals 1 and 4 require the affirmative vote of holders of a majority of the outstanding shares of the Company. Approval of Proposals 2 and 3 require the affirmative vote of holders of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this matter. Abstentions with respect to any matter are treated as shares present or represented and entitled to vote on that matter and thus have the same effect as negative votes. If a broker which is the record holder of shares indicates on a proxy that it does not have discretionary authority to vote on a proposal as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to a proposal, these non-voted shares will be counted for quorum purposes, but are not deemed to be present or represented for purposes of determining whether stockholder approval of a proposal has been obtained.

The expense of printing and mailing proxy materials will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid to such persons for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Common Stock. The Company may retain D. F. King & Co., Inc. to assist in the solicitation of proxies at a cost of approximately $25,000.

This Proxy Statement and the accompanying form of proxy card are being mailed to stockholders on or about May 1, 2003.

IMPORTANT

PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT, WHETHER YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OR NOT, YOUR SHARES CAN BE VOTED. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE ANNUAL MEETING.

PROPOSAL 1

ELECTION OF DIRECTOR

The Company has three classes of directors serving staggered three-year terms. Class I and Class II consists of three directors each and Class III consists of two directors. One Class II director is to be elected at the Annual Meeting to serve until the 2006 Annual Meeting and until his respective successor shall have been elected and qualified or until such director’s earlier resignation, removal from office, death or incapacity. The terms of the Class III and Class I directors expire in 2004 and 2005, respectively. Currently, two Class II director seats are vacant and such seats will remain vacant following the Annual Meeting as the Board of Directors has not yet identified suitable candidates for such seats. Shares represented by the enclosed proxy cannot be voted for a greater number of persons than the number of nominees named.

Unless authority to vote for directors is withheld, it is intended that the shares represented by the enclosed proxy will be voted for the election of Alan S. Rosenthal as a Class II director. Mr. Rosenthal currently is a member of the Board of Directors of the Company. Mr. Rosenthal was nominated as a Class II director by the Nominating Committee of the Company’s Board of Directors. Mr. Rosenthal consents to being named herein as a Class II director nominee and further consents to serve as a Class II director if elected. In the event Mr. Rosenthal becomes unable or unwilling to accept his nomination or election, the shares represented by the enclosed proxy will be voted for the election of such other nominees as the Board of Directors may select. The Board of Directors has no reason to believe that Mr. Rosenthal will be unable or unwilling to serve. There are no family relationships among executive officers or directors of the Company.

William M. Sullivan has served as a director since 1987. He served as our Chairman from 1987 until May 1993. Mr. Sullivan, whose term of office expires in 2002, is not standing for reelection and is retiring from the Board of Directors effective immediately following the Annual Meeting.

Set forth below is information regarding the nominee for Class II director and the continuing directors of Class I and Class III, principal occupations at present and for the past five years, certain directorships held by each, their ages as of March 31, 2003, and the year in which each first became a director of the Company.

	Name and Principal Occupation at Present and for the Past Five Years; Directorships	Director Since	Age
CLASS II Alan S. Rosenthal, M.D.
	Dr. Rosenthal served as Vice President of Pharmaceutical Discovery and Scientific Affairs at Abbott Laboratories from 1993 until 1999; Senior Vice President of Scientific Affairs at Boehringer Ingelheim Pharmaceuticals, Inc. from 1987 until 1993; Vice President of Immunology & Inflammation Research at Merck, Sharp & Dohme from 1978 until 1986; he was on the staff at National Institute of Allergy and Infectious Diseases, NIH, from 1966 until 1978. He is on the following advisory boards: Johns Hopkins University School of Medicine Corporate Advisory Council, Visiting Board of Biological Sciences Division, The University of Chicago, Cancer Center Advisory Board, Vanderbilt University School of Medicine. He received his M.D. from Vanderbilt University in 1964.	2003	63

CLASS I James B. Glavin
	James B. Glavin has been the Chairman of our Board of Directors since May 1993 and was Chief Executive Officer from April 1987 until September 1994. Mr. Glavin served as our President from October 1987 until September 1994, and our Treasurer from April 1987 until May 1991. Mr. Glavin previously served as Chairman of the Board of Directors of Smith Laboratories, Inc., a medical products company, from September 1985 until May 1990 and as Acting President and Chief Executive Officer of that company from September 1985 until August 1989. Mr. Glavin currently serves as a director of Inhale Therapeutic Systems, Inc., AVANIR Pharmaceuticals and the Meridian Fund.	1987	67

John N. Bonfiglio, Ph.D.	John N. Bonfiglio, Ph.D. has been a member of our Board of Directors since February 2003 and has served as our Chief Executive Officer since January 2003. Dr. Bonfiglio previously served as Chief Operating Officer and Executive Vice President at Cypress Biosciences, Inc. from 2001 until November 2002, as Chief Executive Officer and President of Peregrine Pharmaceuticals, Inc. (formerly Techniclone Corporation) from 1999 until 2001 and as Vice President of Technology and Business Development from 1997 until 1999 and as Director of Business Development and Strategic Planning of Immunotherapy for Baxter Healthcare Corporation from 1994 until 1997. Dr. Bonfiglio received his Ph.D. from University of California, San Diego and his M.B.A. from Pepperdine University.	2003	48

	Name and Principal Occupation at Present and for the Past Five Years; Directorships	Director Since	Age
Jed B. Trosper	Jed B. Trosper has been a member of our Board of Directors since August 2002. Mr. Trosper has been the Chief Executive Officer of Spencer Trask & Co.’s Emerging Growth Group since March 17, 2002. Mr. Trosper previously served as the President of the international division of Home Shopping Network, Inc. from June 1999 until December 2001 and as the Chief Operating Officer of Home Shopping Network, Inc. from October 1997 through June 1999. Mr. Trosper received a BS in Business from Indiana University with a concentration in accounting.	2002	48

CLASS III Dennis J. Carlo, Ph.	D. Dennis J. Carlo, Ph.D., a co-founder of The Immune Response Corporation, was our President and Chief Executive Officer from September 1994 until September 2002, and our Chief Scientific Officer from September 1998 until September 2002. Dr. Carlo also served as our Chief Operating Officer from April 1987 until September 1994 and our Executive Vice President from October 1987 until September 1994. Dr. Carlo has been our Assistant Corporate Secretary and a director since 1987. From January 1982 until May 1987, Dr. Carlo was Vice President of Research and Development and Vice President of Therapeutic Manufacturing at Hybritech Incorporated, a biotechnology company that was acquired by Eli Lilly & Company, a pharmaceutical company, in 1986. From 1971 until 1981, Dr. Carlo held various positions at Merck & Co., Inc., including Director of Development and Basic Cellular Immunology and Director of Bacterial Vaccines and Immunology. Dr. Carlo is also a director of AVANIR Pharmaceuticals and TransMolecular, Inc. Dr. Carlo has authored or co-authored over 200 articles and abstracts in the field of immunology. Dr. Carlo received his Ph.D., M.S. and B.S. from Ohio State University.	1987	59

Kevin B. Kimberlin	Mr. Kimberlin, a co-founder of The Immune Response Corporation, was our Secretary from November 1986 until September 1989. Mr. Kimberlin has been Chairman of the Board of Spencer Trask & Co., a venture capital company, since 1991. He was a co-founder of Myriad Genetics, Inc., the first human genome company and of Ciena Corporation, the first photonics company, and the General Partner of Next Level Communications, a leading broadband equipment company from January 1998 until its initial public offering in November 1999.	1986	51

The Board of Directors held 16 meetings during the year ended December 31, 2002. All current directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which such directors serve with the exception of Alan S. Rosenthal and William M. Sullivan.

The Board of Directors has appointed a Stock Option and Compensation Committee, an Employee Stock Option Committee, an Audit Committee and a Nominating Committee.

The members of the Stock Option and Compensation Committee are Alan S. Rosenthal and William M. Sullivan. The Stock Option and Compensation Committee held no meetings during 2002. The Stock Option and Compensation Committee’s functions are to assist in the administration of, and grant options under, the Company’s 1989 Stock Plan and to assist in the implementation of, and provide recommendations with respect to, general and specific compensation policies and practices of the Company.

The sole member of the Employee Stock Option Committee is John N. Bonfiglio. The Employee Stock Option Committee held no meetings during 2002. The Employee Stock Option Committee’s functions are to assist in the administration of, and grant options under, the 1989 Stock Plan with respect to employees who are not officers or directors of the Company.

The members of the Audit Committee are James B. Glavin, Alan S. Rosenthal and William M. Sullivan. The Audit Committee held three meetings during 2002. The Audit Committee’s functions are to monitor the quality and integrity of the Company’s financial statements, compliance with legal and regulatory requirements, controls relating to financial risk exposure, dissemination of accurate information and the Company’s corporate compliance efforts, guidelines and policies. The Audit Committee monitors the independence and performance of the Company’s independent accountants and has the sole authority to appoint and replace the independent accountants. See “Audit Committee Report to Stockholders.”

The members of the Nominating Committee are William M. Sullivan and Jed B. Trosper. The Nominating Committee held no meeting during 2002. The Nominating Committee’s function is to select and nominate individuals to fill vacancies on the Company’s Board of Directors. The Nominating Committee is not required to consider nominees recommended by security holders.

The Board of Directors unanimously recommends a vote FOR the Class II director nominee listed above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of March 31, 2003, as to shares of our common stock beneficially owned by: (i) each person who is known by us to own beneficially more than 5% of our common stock, (ii) each of our directors, (iii) each executive officer named in the Summary Compensation table set forth herein and (iv) all of our directors and executive officers as a group. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be. Unless otherwise indicated, the business address of each individual is c/o 5931 Darwin Court, Carlsbad, California, 92008.

	Shares Beneficially Owned (1)	Percentage Beneficially Owned (2)
Kevin B. Kimberlin (3)(4)(6)	29,612,820	63.7%
Trinity Medical Group
30021 Tomas Street, Suite 300
Santa Margarita, CA 92688	1,000,000	5.1%
Dennis J. Carlo (5)(6)(7)	182,112	*
James B. Glavin (6)	52,968	*
William M. Sullivan (6)	43,335	*
Jed B. Trosper (6)	—	*
Ronald B. Moss (6)(8)	35,627	*
Michael L. Jeub (6)(9)	14,844	*
Alan S. Rosenthal (6)	17,932	*
Howard Sampson (6)(10)	—	*
John N. Bonfiglio (6)(11)	113,014	*
All directors and executive officers as a group
(10 persons) (12)	30,072,652	64.2%

*	Less than 1%.

(1)	To our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the notes to this table.

(2)	Percentage ownership is based on 19,670,729 shares of our common stock outstanding as of March 31, 2003. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, or the SEC, based on voting and investment power with respect to shares. Shares of our common stock subject to options, notes or warrants currently exercisable, or exercisable within 60 days after March 31, 2003, are deemed outstanding for computing the percentage ownership of the person holding those securities, but are not deemed outstanding for computing the percentage ownership of any other person. Additionally, the shares underlying the notes and warrants issued in the November 2001, February 2002, May 2002, November 2002, December 2002, March 2003 and the December 2002 private placement are deemed outstanding for computing the percentage ownership of Mr. Kimberlin and for all of the directors and executive officers as a group, but are not deemed outstanding for computing the percentage ownership of any other person.

(3)	The address of the principal place of business of Cheshire Associates, LLC, an entity which is affiliated with Mr. Kimberlin, is c/o Spencer Trask Ventures, Inc., 535 Madison Avenue, 18th Floor, New York, New York 10022.

(4)	Mr. Kimberlin’s spouse held 8,750 shares of our common stock, a retirement account for the benefit of Mr. Kimberlin held 4,000 shares of our common stock, Kimberlin Family Partners, L.P., a Colorado limited partnership, of which Mr. Kimberlin is the general partner, held 56,979 shares of our common stock, and Kevin Kimberlin Partners, L.P, of which the general partner is KKP Management LLC, a Nevada limited liability company, of which Mr. Kimberlin is the managing member, held 448,717 shares of our common stock. The amount shown also includes: (a) 559,706 shares of our common stock issuable on conversion of the promissory note contributed to Cheshire Associates by Kevin Kimberlin Partners, L.P. from the November 2001 private placement, (b) 565,841 shares of our common stock issuable on exercise of the warrant contributed to Cheshire Associates by Kevin Kimberlin Partners, L.P from the November 2001 private placement, (c) 554,292 shares of our common stock issuable on conversion of the promissory note contributed to Cheshire Associates by Oshkim from the February 2002 private placement, (d) 550,599 shares of our common stock issuable on exercise of the warrant contributed to Cheshire Associates by Oshkim from the February 2002 private placement, (e) 2,745,367 shares of our common stock issuable on conversion of the promissory note contributed to Cheshire Associates by Oshkim from the May 2002 private placement, (f) 2,820,396 shares of our common stock issuable on exercise of the warrant contributed to Cheshire Associates by Oshkim from the May 2002 private placement, (g) 4,704,131 shares of our common stock issuable on conversion of a promissory note issued to Cheshire Associates on November 12, 2002, (h) 4,887,883 shares of our common stock issuable upon exercise of a warrant issued to Cheshire Associates on November 12, 2002, (i) 193,648 shares of our common stock issuable upon conversion of a promissory note issued to Cheshire Associates on November 15, 2002, (j) 201,191 shares of common stock issuable upon exercise of a warrant issued to Cheshire Associates on November 15, 2002, (k) 202,613 shares of our common stock issuable upon conversion of a promissory note issued to Cheshire Associates on November 20, 2002, (l) 210,881 shares of our common stock issuable upon exercise of a warrant issued to Cheshire Associates on November 15, 2002, (m) 272,462 shares of our common stock issuable upon conversion of a promissory note issued to Cheshire Associates on November 27, 2002, (n) 286,544 shares of our common stock issuable upon exercise of a warrant issued to Cheshire Associates on November 27, 2002, (o) 217,624 shares of our common stock issuable upon conversion of a promissory note issued to Cheshire Associates on December 10, 2002 and (p) 224,422 shares of common stock issuable upon exercise of a warrant issued to Cheshire Associates on December 10, 2002. KKP, Oshkim and the Kimberlin Family Trust contributed the notes and warrants issued to them in the November 2001, February 2002 and May 2002 private placements to Cheshire Associates. Mr. Kimberlin acts as manager of Cheshire Associates. All of the above notes and warrants were adjusted pursuant to their weighted average anti-dilution provisions for the issuance of common stock and common stock equivalents in the private placement of units. The number of shares issuable upon conversion of the promissory notes and exercise of the warrants held by Chesire Associates, as well as the applicable conversion prices of the notes and exercise prices of the warrants, are subject to adjustment in the event that we issue certain securities (including certain securities issued to affiliates or related parties of Mr. Kimberlin) below the applicable conversion or exercise price and in certain other events.

In conjunction with our private placement of units, $2.0 million of principal and interest on the June and July notes and related warrants transferred to Cheshire Associates have been converted into 20 units equal to 2,259,888 shares of common stock with a Class A warrant of 2,259,888 shares and a Class B warrant for 2,259,888 shares. The convertible note and warrant issued to the Kimberlin Family Trust on July 30, 2002 and contributed to Cheshire Associates has been reduced to $278,320 as a result of the $2.0 million conversion and transferred to a new note and warrant dated December 10, 2002. As a result of the consummation of the private placement of units on December 10, 2002, the number of shares and applicable conversion and exercise price, respectively, of the convertible notes and warrants issued to Oshkim, KKP, the Kimberlin Family Trust and Cheshire Associates were adjusted pursuant to their weighted average anti-dilution provisions for the issuance of common stock and common stock equivalents in the private placement of units. Consequently, the number of shares of common stock issuable upon conversion of the outstanding convertible notes has decreased to 9,449,843 and the number of shares of common stock issuable upon the exercise of the respective warrants has been decreased to 9,747,757 shares. The number of shares issuable upon conversion of the promissory notes and exercise of the warrants held by Cheshire Associates, as well as the applicable conversion prices of the notes and exercise prices of the warrants, are subject to adjustment in the event that we issue certain securities (including certain securities issued to affiliates or related parties of Mr. Kimberlin) below the applicable conversion or exercise price and in certain other events. Also, up to 50% of the placement agent options (726,210 common shares and 726,210 Class A warrants if the option is exercised) may be held by Spencer Trask Ventures, an affiliate of Mr. Kimberlin. The amount shown also includes 1,626,016 shares of our common stock issuable on conversion of the promissory note issued to Chesire Associates on March 28, 2003.

(5)	Effective September 6, 2002, Dr. Carlo resigned as our President and Chief Executive Officer. Dr. Carlo joined us in 1986 and served as President and Chief Executive Officer since 1994. He remains a member of our Board of Directors.

(6)	The amounts shown include the following shares which may be acquired currently or within 60 days after March 31, 2003: Dr. Carlo, 92,387 shares; Mr. Glavin, 48,179 shares; Dr. Bonfiglio, 113,014; Mr. Kimberlin, 38,675 shares; Mr. Sullivan, 38,660 shares; Dr. Moss, 35,627 shares; Mr. Jeub, 14,844 shares; Dr. Rosenthal, 17,932 shares; Mr. Sampson, no shares; and Mr. Trosper, no shares.

(7)	Includes 4,162 shares held in trust for the benefit of Dr. Carlo’s family, as to which Dr. Carlo maintains shared voting and investment power.

(8)	Dr. Moss became our President in September 2002. Dr. Moss served as our Vice President of Medical and Scientific Affairs prior to that time. Dr. Moss resigned in January 2003.

(9)	Mr. Jeub became our Vice President of Finance, Chief Financial Officer, Secretary and Treasurer in June 2002.

(10)	Mr. Sampson joined us as Executive Director, Finance and Controller in April 1999, and served as Vice President, Finance and Chief Financial Officer from June 1999 through the date of his resignation in May 2002.

(11)	Dr. Bonfiglio joined us as our Chief Executive Officer on January 7, 2003.

(12)	Includes as outstanding an aggregate of 399,318 shares which may be acquired by directors and officers currently or within 60 days after March 31, 2003 pursuant to the exercise of options, and an aggregate of 26,795,811 shares which may be acquired by directors and officers currently or within 60 days after March 31, 2003 pursuant to the exercise of warrants and the placement agent option and conversion of promissory notes. Also, includes 8,162 shares held by family trusts for the benefit of family members of directors and executive officers as to which such directors and executive officers have voting and investment power.

Executive Compensation

The following table sets forth the compensation for services provided to us in all capacities for the fiscal years ended December 31, 2002, 2001 and 2000, by those persons who were, respectively, at December 31, 2002 (i) our Chief Executive Officer and (ii) our other most highly compensated executive officer whose total annual salary and bonus for fiscal year 2002 exceeded $100,000. The following table also sets forth the compensation for John N. Bonfiglio, who joined us as Chief Executive Officer in January 2003.

Summary Compensation Table

	Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options (#)	All Other Compensation ($)(1)(2)(3)

Ronald B. Moss	2002	212,258	75,000	100,992	3,157
Former President (4)	2001	187,425	—	—	3,063
	2000	187,425	40,000	33,412	3,063

Michael L. Jeub	2002	111,461	—	62,500	3,549
Vice President of Finance, Chief	2001	—	—	—	—
Financial Officer, Secretary and Treasurer (5)	2000	—	—	—	—

Dennis J. Carlo	2002	397,770	150,000	—	18,486
Former President and Chief Executive	2001	395,040	—	9,617	18,246
Officer (6)	2000	413,852	150,926	121,573	16,418

Howard Sampson	2002	114,810	—	—	2,553
Former Vice President, Finance, Chief	2001	229,223	—	—	4,773
Financial Officer, Secretary and	2000	242,000	62,000	40,910	4,393
Treasurer (7)

John N. Bonfiglio	2002	—	—	—	—
Chief Executive Officer (8)	2001	—	—	—	—
	2000	—	—	—	—

(1)	During fiscal year 2002, we made contributions under our 401(k) Plan for Dr. Carlo, Mr. Jeub, Mr. Sampson and Dr. Moss of $2,400, $1,552, $1,275 and $2,400, respectively, and made contributions under a long-term disability insurance plan for Dr. Carlo of $10,186. We also funded a group term life insurance plan in an amount in excess of $50,000. Amounts added to compensation related to this plan for Dr. Carlo, Mr. Jeub, Mr. Sampson and Dr. Moss were $5,900, $1,997, $1,278 and $757, respectively.

(2)	During fiscal year 2001, we made contributions under our 401(k) Plan for Dr. Carlo, Mr. Sampson and Dr. Moss of $2,400, $2,400 and $2,400, respectively, and made contributions under a long-term disability insurance plan for Dr. Carlo of $9,177. We also funded a group term life insurance plan in excess of $50,000. Amounts added to compensation related to this plan for Dr. Carlo, Mr. Sampson and Dr. Moss were $6,669, $2,373 and $663, respectively.

(3)	During fiscal year 2000, we made contributions under our 401(k) Plan for Dr. Carlo, Mr. Sampson and Dr. Moss of $2,400, $2,400 and $2,400, respectively, and made contributions under a long-term disability insurance plan for Dr. Carlo of $8,366. We also funded a group term life insurance plan in an amount in excess of $50,000. Amounts added to compensation related to this plan for Dr. Carlo, Mr. Sampson and Dr. Moss were $5,652, $1,993 and $663, respectively.

(4)	Dr. Moss became our President in September 2002. Dr. Moss served as our Vice President of Medical and Scientific Affairs prior to that time. Dr. Moss resigned in January 2003.

(5)	Mr. Jeub became our Vice President of Finance, Chief Financial Officer, Secretary and Treasurer in June 2002. Mr. Jeub was not employed by us prior to that time.

(6)	Effective September 6, 2002, Dr. Carlo resigned as our President and Chief Executive Officer. Dr. Carlo joined us in 1986 and served as President and Chief Executive Officer since 1994. He remains a member of our Board of Directors.

(7)	Mr. Sampson joined us as Executive Director, Finance and Controller in April 1999, and served as Vice President, Finance and Chief Financial Officer from June 1999 through the date of his resignation in May 2002.

(8)	Dr. Bonfiglio joined us as Chief Executive Officer in January 2003 and will earn for calendar year 2003 a minimum annual compensation of $260,000. A bonus may be granted at the discretion of the Board.

Compensation of Directors

As part of an overall company-wide effort to reduce spending, the Board voted in June 1999 to forego monetary compensation for their services. On November 14, 2000, the Board voted to grant outside directors an election to receive either cash or options to purchase Common Stock of the Company in lieu of director fees for the period January 1, 2000 through December 31, 2002. The outside directors elected to receive stock options to purchase Common Stock of the Company in lieu of director fees for the period of January 1, 2000 through December 31, 2002. During 2002, the outside directors as a group received options to purchase a total of 83,882 shares of our Common Stock in lieu of monetary compensation for the three years covering 2000 through 2002. Directors are reimbursed for their expenses for each meeting attended.

On November 14, 2000, the Board of Directors voted to merge and consolidate the 1990 Directors’ Stock Option Plan of The Immune Response Corporation with the 1989 Stock Plan, referred to as the 1989 Stock Plan, as amended, for purposes of discussion herein. As a result, directors who never have been our employees now receive options to purchase 6,250 shares of our Common Stock upon election or appointment to the Board of Directors pursuant to the 1989 Stock Plan. These options have exercise prices equal to the fair market value of our Common Stock on the date of grant. They vest in four annual installments on each of the first four anniversaries of the date of grant, and if held for at least six months, vest in full upon the non-employee director’s retirement, death or disability. The 1989 Stock Plan, as amended, provides that each non-employee director will receive on the date of each Annual Meeting of the Stockholders an option to purchase 1,562 shares of our Common Stock with a one-year vesting period.

In September 2001, we renewed our consulting agreement with Mr. Glavin which provides that Mr. Glavin will use reasonable efforts to furnish consulting services to us in return for an annual fee of $48,000. For consulting services rendered during 2002, Mr. Glavin was paid $8,000 and has accrued fees in the amount of $40,000.

Compensation Committee Interlocks and Insider Participation
For our fiscal year ended December 31, 2002, Messrs. Sullivan and Rosenthal served as the members of our Stock Option and Compensation Committees. Mr. Sullivan was formerly the Chairman of the Board of Directors from March 1987 until May 1993.

None of our executive officers or directors had any “interlock” relationship to report during our fiscal year ended December 31, 2002.

Change in Control Arrangements

Our 1989 Stock Plan, as amended, provides that in the event of a merger or reorganization, we shall either continue outstanding options granted under the 1989 Stock Plan, as amended, or shall provide for the exchange of such options for a cash payment equal to the difference between the amount paid for one share under the terms of the merger or reorganization and the exercise price for each option, or shall accelerate the exercisability of each option followed by the cancellation of options not exercised, in all cases without the optionee’s consent. Outstanding employee stock option agreements entered into pursuant to the 1989 Stock Plan, as amended, provide for the automatic vesting of employee stock options in the event of a change in control. Our 1989 Stock Plan provides that a change of control will not be deemed to have occurred if a person is or becomes the beneficial holder of 50% of our outstanding securities through the purchase and subsequent conversion, exercise or exchange of convertible notes and warrants issued pursuant to the Note Purchase Agreement, dated as of November 11, 2001, as amended, between us and KKP, Oshkim and the Kimberlin Family Trust and any affiliates or related parties thereof. Future employee stock option agreements and common stock purchase agreements entered into pursuant to the 1989 Stock Plan, as amended, will contain similar provisions unless otherwise determined by the Option Committee. Options granted to directors who were never our employees upon election to the Board and at each Annual Meeting of the Stockholders also vest in the event that we are subject to a change in control.

Pension and Long-Term Incentive Plans

We have no pension or long-term incentive plans.

STOCK OPTIONS

The following tables summarize option grants to and exercises by Ronald B. Moss, John N. Bonfiglio, Michael L. Jeub, Dennis J. Carlo and Howard Sampson, and the value of the options held by such persons at the end of fiscal 2002. We do not grant stock appreciation rights.

Option Grants in Fiscal Year 2002
	Individual Grants
	Number of Securities Underlying Options Granted(#)	% of Total Options Granted to Employees in Fiscal Year(1)	Exercise or Base Price ($/Sh)(2)	Expiration Date(3)	Grant Date Present Value($)(4)
Ronald B. Moss (5)	100,992	16	2.20	8/30/12	65,869
Michael L. Jeub (6)	62,500	10	2.36	6/17/12	43,684
Dennis J. Carlo (7)	93,757	15	2.20	various(7)	41,778
Howard Sampson (8)	—	—	—	—	—
John N. Bonfiglio (9)	—	—	—	—	—
(1)	We granted options covering a total of 625,169 shares of our common stock to employees in 2002.

(2)	The exercise price on each date of grant was equal to the fair market value of our common stock on the date of grant.

(3)	The options have a term of ten years, subject to earlier termination in certain events related to termination of employment.

(4)	The fair value of each option grant was estimated as of the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 2002: risk free interest rate of 2.628%, expected option life of five years, expected volatility of 1.41 and a dividend rate of zero. Option valuation using a Black-Scholes based option-pricing model generates a theoretical value based upon certain factors and assumptions. Therefore, the value which is calculated is not intended to predict future prices of our common stock. The actual value of a stock option, if any, is dependent on the future price of the stock, overall stock market conditions and continued service with us, since options remain exercisable for only a limited period following retirement, death or disability. There can be no assurance that the values reflected in this table or any other value will be achieved.

(5)	Dr. Moss became our President in September 2002. Dr. Moss served as our Vice President of Medical and Scientific Affairs prior to that time. Dr. Moss resigned in January 2003.

(6)	Mr. Jeub became our Vice President of Finance, Chief Financial Officer, Secretary and Treasurer in June 2002. Mr. Jeub was not employed by us prior to that time.

(7)	Dr. Carlo resigned as our President and Chief Executive Officer effective September 2002. Dr. Carlo remains a member of our Board of Directors. Dr. Carlo’s current year option grants represent repriced options. See the 10-Year Option Repricings table.

(8)	Mr. Sampson resigned as our Vice President, Finance, Chief Financial Officer, Secretary and Treasurer in May 2002.

(9)	Dr. Bonfiglio joined us as Chief Executive Officer in January 2003. Dr. Bonfiglio was not employed by us prior to that time.

Option Exercises in Fiscal Year 2002 and Option Values at End of Fiscal Year 2002

	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at End of Fiscal 2002(#) Exercisable/Unexercisable		Value of Unexercised In-the-Money Options at End of Fiscal 2002($)(1) Exercisable/Unexercisable

Ronald B. Moss (2)	—	—	34,935	81,819	—	—
Michael L. Jeub (3)	—	—	8,427	54,073	—	—
Dennis J. Carlo (4)	—	—	—	93,757	—	—
Howard Sampson (5)	—	—	—	—	—	—

(1)	Calculated on the basis of the fair market value of our common stock at December 31, 2002, the fiscal year end ($0.971 per share), minus the exercise price.

(2)	Dr. Moss became our President in September 2002. Dr. Moss served as our Vice President of Medical and Scientific Affairs prior to that time. Dr. Moss resigned in January 2003.

(3)	Mr. Jeub became our Vice President of Finance, Chief Financial Officer, Secretary and Treasurer in June 2002. Mr. Jeub was not employed by us prior to that time.

(4)	Dr. Carlo resigned as our President and Chief Executive Officer effective September 2002. Dr. Carlo remains a member of our Board of Directors.

(5)	Mr. Sampson resigned as our Vice President, Finance, Chief Executive Officer, Secretary and Treasurer in May 2002.

10-Year Option Repricings

Name	Date of Repricing	Number of Securities Underlying Options Repriced	Market Price of Stock at Time of Repricing	Exercise Price at Time of Repricing	New Exercise Price	Length of Original Option Term Remaining at Date of Repricing

Dennis J. Carlo	8/30/02	5,258	$2.20	$12.52	$2.20	32 months
	8/30/02	7,896	$2.20	$26.24	$2.20	41 months
	8/30/02	3,810	$2.20	$31.00	$2.20	46 months
	8/30/02	5,128	$2.20	$13.00	$2.20	22 months
	8/30/02	1,370	$2.20	$13.00	$2.20	3 months
	8/30/02	3,052	$2.20	$32.76	$2.20	53 months
	8/30/02	14,999	$2.20	$40.24	$2.20	64 months
	8/30/02	1,444	$2.20	$35.50	$2.20	77 months
	8/30/02	4,077	$2.20	$28.25	$2.20	88 months
	8/30/02	46,723	$2.20	$23.75	$2.20	97months

In connection with Dr. Carlo’s resignation as our President and Chief Executive Officer in 2002, we entered into an Employment Agreement and General Release with Dr. Carlo which provided for, among other things, the repricing of 93,757 options previously granted to Dr. Carlo. Each of the stock options affected by this repricing will vest on the date which is six (6) months after the repricing date. All other provisions of the repriced stock options will remain the same.

COMPENSATION COMMITTEE REPORT

Overview and Philosophy

The Stock Option and Compensation Committee of the Board of Directors (the “Compensation Committee”) is composed entirely of outside directors and is responsible for developing and making recommendations with respect to our executive compensation policies and practices, including the establishment of the annual total compensation for the chief executive officer (“CEO”) and all executive officers. The Compensation Committee has available to it an outside compensation consultant and access to independent compensation data. The consultant provides input to assure compensation is consistent with market conditions.

We have a history of using a traditional total compensation program that consists of cash and equity-based compensation. The Compensation Committee has developed a compensation policy which allows us to attract and retain key employees, enhance stockholder value, motivate technological innovation, foster teamwork and adequately reward employees. In developing this policy, the Compensation Committee has concluded that it is not appropriate to base a significant percentage of the compensation payable to the executive officers upon traditional financial targets, such as profit levels and return on equity. This is primarily because our products are either in development or clinical testing phases, and we have not yet realized any significant revenues or product sales. The Compensation Committee has based its decisions upon the following three principal compensation elements:

• Base salary levels which are commensurate with those of comparable positions at other biotechnology companies given the level of seniority and skills possessed by the executive officer and which reflects the individual’s performance with us over time.

• Annual bonuses tied to the achievement of corporate and individual performance objectives and our stock performance.

• Long-term stock-based incentive awards intended to strengthen the mutuality of interests between the executive officers and our stockholders.

Executive Officer Compensation Program Components

The Compensation Committee reviews our compensation program to ensure that salary levels and incentive opportunities are competitive and reflect our performance. Our compensation program for executive officers consists of base salary, annual cash incentive compensation and long-term compensation in the form of stock options. In addition, certain executive officers also may be provided supplemental long-term disability insurance and life insurance.

Base Salary

We establish base salary levels for executive employees by reviewing the aggregate of base salary and annual bonus for competitive positions in the market in the biotechnology industry at a similar stage of product development comparable to us and at other companies which compete with us for executive talent. Base salary levels for 2002 for our executive officers were based on the concept of pay for performance. Extensive salary survey data is available on the industry (for example, the annual “Biotechnology Compensation and Benefits Survey” conducted by Radford Associates and other surveys depicting regional compensation information) and is utilized by the Compensation Committee in establishing annual base salaries. Generally, we set our competitive salary for an executive officer position at the median level compared to those companies surveyed. This level may be adjusted to place the executive officer above or below the median level of the companies surveyed, according to that officer’s overall experience and individual performance, corporate performance and progress in the immediately-preceding year, specific issues which are relevant to us and general economic conditions. Overall individual performance is measured against short-term business goals, long-term strategic goals, development of employees and the fostering of teamwork and our other values. The base salary of the CEO and all other executive officers is reviewed annually.

Annual Incentive Compensation

Annual cash bonus payments are discretionary. Bonus payments, if any, to executive officers are based on two principal factors: corporate performance as compared to our annual goals and objectives and individual performance relative to corporate performance and individual goals and objectives. For 2002, we paid cash bonuses to Dr. Moss and Dr. Carlo in connection with the private placement of units.

The achievement of corporate goals by executive officers is evaluated by the CEO, the results of which are submitted to the Compensation Committee for review and approval. Bonus payments for the CEO are evaluated and approved by the Compensation Committee after its review of the CEO’s achievement of corporate goals.

Stock Option Program

To conserve our cash resources and to align the interests of the executive officers with the stockholders, we place special emphasis on equity-based incentives to attract, retain and motivate executive officers as well as all other employees. Under our stock option plan, options are granted at the fair market value on the date of grant, generally vest over a four year period and have a term of ten years. All employees were granted a three-year option award for the years 2001 through 2003 that were based on salary level, position, and performance. All employees, including executive officers and Directors, are eligible for subsequent, discretionary grants which are generally based on either individual or corporate performance. It is the Compensation Committee’s intent that the best interests of stockholders and executives will be closely aligned and provide each executive officer with a significant incentive to manage us from the perspective of an owner with an equity stake in the business. Based on external surveys, mentioned previously, the amount of option grants to each executive officer in 2000 during the three-year period were competitive to similar positions in the biotechnology industry.

Discussion of 2002 Compensation for the Chief Executive Officer

Dr. Dennis J. Carlo was our President and Chief Executive Officer from September 1994 until September 2002. On January 7, 2003, we appointed Dr. John N. Bonfiglio as our Chief Executive Officer.
Dr. Carlo’s 2002 annual salary of $397,770 was consistent with the updated industry data for base salaries of CEOs at biotechnology companies at a development stage comparable to our stage of development. Dr. Carlo’s bonus of $150,000 was based upon successful completion of corporate goals, including the completion of the private placement in December 2002. Dr. Bonfiglio’s 2003 annual compensation of $260,000 is consistent with industry standard calculated to be commensurate with the average salaries paid by other companies in the biotechnology industry which are within the survey information available.
The Compensation Committee recognizes that our operations resulted in a net loss and expects that losses will continue until one or more of the disease treatments under development is commercialized.

Miscellaneous

Section 162(m) of the Internal Revenue Code was enacted in 1993 and became effective in 1994. Section 162(m) disallows the deductibility by us of any compensation over $1.0 million per year paid to each of the chief executive officer and the four other most highly compensated executive officers, unless certain criteria are satisfied. In 1994, the Board of Directors approved the amendment of our 1989 Stock Plan to, among other things, qualify for exemption from the $1.0 million limit on deductions under Section 162(m) with respect to option grants under the 1989 Stock Plan.

This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Securities Exchange Act of 1934 (the “Exchange Act”, the Securities Act and the Exchange Act to be collectively referred to as the “Acts”), except to the extent we specifically incorporate this report by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee of the Board of Directors

Alan S. Rosenthal William M. Sullivan

AUDIT COMMITTEE REPORT

This Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent we specifically incorporate this report by reference, and shall not otherwise be deemed filed under such Acts.

Audit Committee Report
The Audit Committee of the Board of Directors operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are James B. Glavin, Alan S. Rosenthal and William M. Sullivan. All the members of the Audit Committee meet the independence standards of Rule 4200(a)(14) of the National Association of Securities Dealers listing requirements.
In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility for monitoring the quality and integrity of the Company’s financial statements, compliance with legal and regulatory requirements, controls related to financial risk exposure, dissemination of accurate information and corporate compliance efforts, guidelines and policies The Audit Committee monitors the independence and performance of the independent accountants and has the sole authority and responsibility to select and, when appropriate, replace the independent accountants.

Management is responsible for the consolidated financial statements and reporting process, including the system of internal controls. The Company’s independent accountants are responsible for performing an audit of the Company’s consolidated financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee oversees and reviews these processes. The Audit Committee is not, however, an employee of the Company, nor does it provide any expert assurance or professional certification regarding the Company’s financial statements. The Audit Committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the Company’s independent accountants.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent accountants a formal written statement describing all relationships between the accountants and the Company that might bear on the accountants’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee discussed with the independent accountants any relationships that may impact their objectivity and independence, including fees paid relating to the audit and any non-audit services performed, and satisfied itself as to that firm’s independence.

The Audit Committee discussed and reviewed with the independent accountants all communications required by generally accepted accounting standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” In addition, the Audit Committee, with and without management present, discussed and reviewed the results of the independent accountants’ examination of the financial statements. The Audit Committee also discussed with management and the independent accountants the processes used to support certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 to be filed with and accompany the Company’s periodic filings with the Securities and Exchange Commission.

Based upon Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, subject to the limitations on the role and responsibility of the Audit Committee referred to in the written charter of the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company include the audited consolidated financial statements in its Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee also approved the reappointment, subject to stockholder ratification, of the independent accountants and the Board of Directors concurred in such authorization.

James B. Glavin Alan S. Rosenthal William M. Sullivan

Representatives of BDO Seidman, LLP are expected to be present at the Company’s Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

STOCK PRICE PERFORMANCE GRAPH

The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of our Common Stock with the Center for Research in Securities Prices (“CRSP”) Total Return Index for The Nasdaq National Market (U.S. and Foreign) (the “Nasdaq Composite Index”) and the CRSP Total Return Index for Nasdaq Pharmaceutical Stocks (the “Nasdaq Pharmaceutical Index”)1 over a five-year period. The comparisons in the graph are required by the SEC and are not intended to forecast or be indicative of possible future performance of our Common Stock.

	12/31/97	12/31/98	12/31/99	12/29/00	12/31/01	12/31/02

The Immune Response Corporation	$ 100.00	$97.75	$39.05	$23.60	$12.05	$2.18
Nasdaq Composite	100.00	138.47	258.24	155.82	122.82	84.60
Nasdaq Pharmaceutical	100.00	126.94	239.34	298.55	254.43	164.36

Assumes a $100.00 investment on December 31, 1997, in each of the Common Stock, the securities comprising the Nasdaq Composite Index, and the securities comprising the Nasdaq Pharmaceutical Index.

1 The Nasdaq Pharmaceutical Index includes all companies on Nasdaq within SIC Code 283. A copy of the list of companies which comprise the Nasdaq Pharmaceutical Index may be obtained upon request by contacting The Immune Response Corporation, Investor Relations, 5931 Darwin Court, Carlsbad, California 92008 (760) 431-7080.

CERTAIN TRANSACTIONS

Pursuant to the terms of the employment agreement between us and John N. Bonfiglio, Ph.D., our Chief Executive Officer, dated as of January 7, 2003, we have agreed to pay Dr. Bonfiglio an annual base salary of $260,000. In addition, we granted Dr. Bonfiglio stock options to purchase an aggregate of 750,000 shares of our common stock at an exercise price of $1.20 per share. The stock options have a term of 10 years and will vest as follows: (i) fifty thousand (50,000) shares shall be vested immediately as of the January 13, 2003; (ii) seventy-five thousand (75,000) shares shall vest in such amounts and upon the achievement of certain milestones as described in the employment agreement between us and Dr. Bonfiglio; (iii) one hundred twenty-five thousand (125,000) shares shall vest immediately upon the earliest to occur of (x) the date which is twelve months after the effective date of the employment agreement provided that Dr. Bonfiglio provides continuous service as an employee, director or consultant from January 7, 2003, through such anniversary date, (y) if our Board of Directors decides to relocate Dr. Bonfiglio in accordance with the employment agreement, the date on which Dr. Bonfiglio is legally domiciled in the State of Pennsylvania, or (z) if the Board of Directors does not relocate Dr. Bonfiglio in accordance with the employment agreement, the date of such decision by the Board of Directors; and (iv) five hundred thousand (500,000) shares shall vest pro rata daily with each day of Dr. Bonfiglio’s continuous service as employee, director or consultant for three years following the date of grant.

Pursuant to the terms of the Employment Agreement and General Release that we entered into with Dr. Carlo, we agreed to pay Dr. Carlo (i) an annual base salary of $395,040, on a pro rata basis, until November 28, 2002 and (ii) the amount of $98,760 at such time when the aggregate net proceeds from the exercise of the Class A Warrants are equal to or greater than $300,000. We also have agreed to pay to Dr. Carlo a special incentive bonus of $150,000 when the aggregate net proceeds of the exercise of the Class B warrants shall be equal to or greater than $300,000. As part of the agreement, we paid to Dr. Carlo a bonus of $150,000 in December 2002 upon the closing of the private offering. The agreement also provides that 93,757 stock options held by Dr. Carlo on August 30, 2002 have been modified as follows: (a) the exercise price for the stock options are set equal to the closing price of our common stock on August 30, 2002 and (b) the stock options will vest six months after the repricing date. Since November 28, 2002, we have not entered into any additional employment or consulting agreements with Dr. Carlo.

On November 9, 2001, we entered into a note purchase agreement with KKP which was subsequently amended to add Oshkim, the Kimberlin Family Trust and entities affiliated with KKP, Oshkim or the Kimberlin Family Trust as parties, and provided for the sale of notes and warrants in multiple-stage private placements. Mr. Kimberlin, a member of our Board of Directors, is an affiliate and/or related party of each of KKP, Oshkim and the Kimberlin Family Trust. At the initial private placement closing on November 9, 2001, we issued to KKP a note which is convertible at a discounted conversion price into shares of our common stock and a warrant to purchase shares of our common stock in exchange for gross proceeds of $2.0 million. At a subsequent closing on February 14, 2002, we issued to Oshkim a note which is convertible at a premium conversion price into shares of our common stock and a warrant to purchase shares of our common stock in exchange for gross proceeds of $2.0 million. On May 3, 2002, we issued to Oshkim a note which is convertible at a discounted conversion price into shares of our common stock and a warrant to purchase shares of our common stock in exchange for gross proceeds of $4.0 million. We repaid a short-term secured promissory note issued in March 2002 with interest from the proceeds from the May private placement. On June 24, 2002, we issued to Oshkim a note which is convertible at a discounted conversion price into shares of our common stock and a warrant to purchase shares of our common stock in exchange for gross proceeds of $1.0 million. On July 11, 2002, we issued to the Kimberlin Family Trust a note which is convertible at a discounted conversion price into shares of our common stock and a warrant to purchase shares of our common stock for gross proceeds of $566,638. On July 30, 2002, we issued to the Kimberlin Family Trust a note which is convertible at a discounted conversion price into shares of our common stock and a warrant to purchase shares of our common stock in exchange for gross proceeds of $637,189. All notes and warrants issued by us in February 2002, May 2002, June 2002 and July 2002 were transferred to Cheshire Associates, an entity managed by Mr. Kimberlin. On November 12, 2002, we issued to Cheshire Associates a note which is convertible at a discounted conversion price into shares of our common stock and a warrant to purchase shares of our common stock in exchange for gross proceeds in the amount of $4,847,608. We repaid the short-term promissory notes with interest which were issued in August 2002, September 2002 and October 2002 with proceeds from the November private placement. On November 15, 2002, we issued to Cheshire Associates a note which is convertible at a discounted conversion price into shares of our common stock and a warrant to purchase shares of our common stock in exchange for gross proceeds of $200,000. On November 20, 2002, we issued to Cheshire Associates a note which is convertible at a discounted conversion price into shares of our common stock and a warrant to purchase shares of our common stock in exchange for gross proceeds of $200,000. On November 27, 2002, we issued to Cheshire Associates a note which is convertible at a discounted conversion price into shares of our common stock and a warrant to purchase shares of our common stock in exchange for gross proceeds of $215,000.

On March 28, 2003, we issued to Cheshire Associates, an affiliate of one of our directors and principal stockholders, Mr. Kevin Kimberlin, a short-term convertible promissory notes in the amount of $2.0 million, bearing interest at the rate of 8% per annum. We anticipate that the proceeds from such issuance will be sufficient to fund our operations, excluding capital improvements and new clinical trial costs, only through May 2003. The note issued in March 2003 is convertible into 1,626,016 shares of our common stock at a price of $1.23 per share (which was the closing price of our common stock on March 27, 2003) or an equal amount of such other securities that we may offer in the future by means of a private placement to “accredited investors.”

Each of the notes issued in November of 2001, February, May, November and December of 2002 and March 2003 is secured by our intellectual property. The disinterested members of our Board of Directors approved the terms of the private placements of notes and warrants to KKP, Oshkim, the Kimberlin Family Trust and Cheshire Associates.

In conjunction with our private placement of units, $2.0 million of principal and interest on the June and July notes and related warrants transferred to Cheshire Associates have been converted by Cheshire Associates into 20 units. The convertible note and warrant issued on July 30, 2002 to the Kimberlin Family Trust and contributed to Cheshire Associates has been reduced to $278,320 as a result of the $2.0 million conversion and transferred to a new note and warrant dated December 10, 2002. As a result of the consummation of the private placement of units on December 10, 2002, the number of shares and applicable conversion and exercise price, respectively, of the convertible notes and warrants issued to Oshkim, KKP, the Kimberlin Family Trust and Cheshire Associates were adjusted pursuant to their weighted average anti-dilution provisions for the issuance of common stock and common stock equivalents in the unit offering. Consequently, the number of shares of common stock issuable upon conversion of the outstanding convertible notes has decreased to 9,449,843 and the number of shares of common stock issuable upon the exercise of the outstanding warrants has been decreased to 9,747,757 shares. The number of shares issuable upon conversion of the promissory notes and exercise of the warrants held by Cheshire Associates, as well as the applicable conversion prices of the notes and exercise prices of the warrants, are subject to adjustment in the event that we issue certain securities.

Also in conjunction with our private placement of units, we paid to Spencer Trask a commission equal to approximately $600,000 and issued to Spencer Trask an option to purchase 1,452,419 shares of common stock and 1,452,419 Class A warrants.

Mr. Trosper is the Chief Executive Officer of Spencer Trask & Co.’s Emerging Growth Group and Mr. Kimberlin is Chairman of the Board of Spencer Trask. Mr. Trosper and Mr. Kimberlin served as members of our Board of Directors in the fiscal year ended December 31, 2002. Mr. Kimberlin served on our Stock Option and Compensation Committee.

The Board of Directors believes that the foregoing transactions were in the best interests of the Company and its stockholders. It is the Company’s current policy that all transactions by the Company with officers, directors, 5% stockholders or their affiliates will be entered into only if such transactions are approved by a majority of the disinterested directors, and are on terms no less favorable to the Company than could be obtained from unaffiliated parties.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2002 regarding compensation plans (including individual compensation arrangements) under which equity securities of The Immune Response Corporation are authorized for issuance.

Plan category (in thousands)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights* (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by
security holders (1)	1,137	$ 12.95	586
Equity compensation plans not approved by
security holders (2)	—	—	—

Total	1,137	$ 12.95	586

*As adjusted for reverse stock split.

(1) The plan provides that the number of shares with respect to which options may be granted, and the number of shares of common stock subject to an outstanding option, shall be proportionately adjusted in the event of a subdivision or consolidation of shares or the payment of a stock dividend on common stock, and the purchase price per share of outstanding options shall be proportionately revised.

(2) This table does not include the following: 3,250,000 shares included in the 2003 Stock Plan of The Immune Response and 750,000 shares included in a grant outside of a plan to Dr. Bonfiglio in January 2003 in connection with his employment agreement. We are soliciting stockholder approval for 2003 Stock Plan of The Immune Response at this Annual Meeting.

PROPOSAL 2

APPROVAL AND RATIFICATION OF THE 2003 STOCK PLAN OF THE IMMUNE RESPONSE CORPORATION

The 2003 Stock Plan of The Immune Response Corporation (the “Plan”) was adopted by the Company’s Board of Directors in February 2003. The Company adopted the Plan without stockholder approval in reliance upon and accordance with Rule 4350(i)(1)(A) of the Rules of the National Association of Securities Dealers, Inc. (the “NASD”). Under such rules, the NASD permits adoption of equity compensation plans without stockholder approval if such plans are “broadly based,” (i.e., less than 50% of the equity compensation will be granted to directors and officers).

The full text of the Plan is set forth as Exhibit 10.2 to the Registration Statement on Form S-8, filed by the Company on March 21, 2003. A copy of the Plan also is provided as Exhibit A hereto. The following description of the Plan is a summary only. It is subject to, and qualified in its entirety by, Exhibit A.

Summary of the 2003 Stock Plan

Purpose

The purpose of the Plan is to assist the Company in the recruitment, retention and motivation of employees (including officers), directors and consultants who are in a position to make material contributions to the Company’s progress. The Plan offers a significant incentive to such employees, directors and consultants of the Company by enabling the employees, directors and consultants to acquire the Company’s Common Stock, thereby increasing their proprietary interest in the growth and success of the Company.

Administration

The 2003 Stock Plan is administered by the Compensation Committee. Subject to the limitations set forth in the Plan, the Compensation Committee has the authority to determine to whom options will be granted and shares will be sold, the number of shares to be offered for sale and options to be granted, the price and other terms and conditions of each sale of shares and the exercise price and terms and conditions of each option and the type of option (ISO or NSO, as described below) to be granted, and to interpret the Plan and adopt rules thereunder and to make all other decisions relating to the operation of the Plan. The Employee Stock Option Committee administers the 2003 Stock Plan with respect to employees who are not officers or directors of the Company.

Eligibility and Shares Subject to the 2003 Stock Plan

Under the Plan, 3,250,000 shares of Common Stock have been reserved for issuance either by direct sale or upon exercise of options granted to employees (including officers), directors and consultants. The Plan provides for the grant of both incentive stock options (“ISOs”) intended to qualify as such under section 422 of the Internal Revenue Code of 1986, as amended, and nonstatutory stock options (“NSOs”). ISO’s may be granted only to employees of the Company. NSO’s may be granted, and Common Stock may be sold directly, to employees (including officers), directors and consultants of the Company. The Plan provides that options granted to any optionee in a single calendar year shall not cover more than 500,000 shares. Such limitation has been added in response to recent changes in federal income tax laws and is designed to qualify income recognized upon exercise of options granted under the Plan for tax deductibility by the Company. If any options granted under the Plan shall for any reason expire or be canceled or otherwise terminated without having been exercised in full, the shares allocable to the unexercised portion of such options shall again become available for the Plan. Additionally, if shares issued under the Plan are forfeited, they also become available for new grants.

As of March 31, 2003, the Company has issued to employees of the Company pursuant to the Plan options to purchase 1,006,000 shares in the aggregate and to members of the Board of Directors options to purchase 940,000 shares in the aggregate .

The future allocation of the shares of stock which the stockholders are being asked to approve hereby has not been determined. Pursuant to the terms of the Plan, the Company’s Option Committee or Employee Stock Option Committee, as appropriate, will determine the number of options (and any other awards) to be allocated to employees and independent contractors under the Plan in the future, and such allocations only may be made in accordance with the provisions of the Plan as described herein. The Company believes that the granting of options is necessary to attract the highest quality personnel as well as to reward and thereby retain existing key personnel. Moreover, the attraction and retention of such personnel is essential to the continued progress of the Company which ultimately is in the interests of the Company’s stockholders.

Terms of Options

Options granted pursuant to the Plan will vest at the time or times determined by the Option Committee, subject to limitations set forth in the Plan. The maximum term of each option granted under the Plan is 10 years (5 years in the case of an ISO granted to a 10% stockholder). Stock options granted under the Plan must be exercised by the optionee during the earlier of the term of such option or within 90 days after termination of the optionee’s employment, except that the period may be extended on certain events including death and termination of employment due to disability.

The exercise price of shares of Common Stock subject to options qualifying as ISO’s must not be less than 100% (110% in the case of an ISO granted to a 10% stockholder) of the fair market value of the Common Stock on the date of the grant. The exercise price of NSO’s granted under the Plan must not be less than 85% of the fair market value of the Common Stock on the date of grant. Under the Plan, the exercise price is payable in cash, Common Stock or by full-recourse promissory note except as otherwise prohibited by applicable law. The Plan also permits an optionee to pay the exercise price of an option by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell the optionee’s shares and deliver all or a part of the sale proceeds to the Company in payment of all or part of the exercise price and any withholding taxes or by delivery of an irrevocable direction to pledge the optionee’s shares to a securities broker or lender approved by the Company as security for a loan and to deliver all or part of the loan proceeds to the Company in payment of all or part of the exercise price and any withholding taxes.

Terms of Shares Offered for Sale

The terms of any sale of shares of Common Stock under the Plan will be set forth in a common stock purchase agreement to be entered into between the Company and each purchaser. The terms of the stock purchase agreements entered into under the Plan need not be identical, and the Option Committee shall determine all terms and conditions of each such agreement, which shall be consistent with the Plan. The purchase price for shares sold under the Plan shall not be less than 85% (100% in the case of shares sold to a 10% stockholder) of the fair market value of such shares. The purchase price may be paid, at the Option Committee’s discretion, except as otherwise prohibited by applicable law, with a full-recourse promissory note secured by the shares, except that the par value of the shares must be paid in cash. Shares also may be awarded under the Plan in consideration of services rendered prior to the award, without a cash payment by the recipient.

Shares sold under the Plan will vest upon satisfaction of the conditions specified in the stock purchase agreement. Vesting conditions are determined by the Option Committee, subject to the limitations set forth in the Plan, and may be based on the recipient’s service, individual performance, the Company’s performance or such other criteria as the Option Committee may adopt. Shares may be subject to repurchase by the Company at their original purchase price in the event that any applicable vesting conditions are not satisfied. Shares sold under the Plan may not be resold or otherwise transferred until they have vested, except that certain transfers to a trust may be permitted. Any right to acquire shares under the Plan (other than an option) will automatically expire if not exercised within 30 days after the grant if such right was communicated by the Option Committee. A holder of shares sold under the Plan has the same voting, dividend and other rights as the Company ‘s other stockholders.

Duration, Amendment and Termination

The Board of Directors may amend, suspend or terminate the Plan at any time, except that any such amendment, suspension or termination shall not affect any option previously granted. Any amendment of the Plan, however, which increases the number of shares available for issuance, materially changes the class of persons who are eligible for the grant of ISO’s or, if required by Rule 16b-3 (or any successor) under the Securities Exchange Act of 1934, as amended, would materially increase the benefits accruing to participants under the Plan or would materially modify the requirement as to eligibility for participation in the Plan, is subject to approval of the Company’s stockholders. Stockholder approval is not required for any other amendment of the Plan. Unless sooner terminated by the Board of Directors, the Plan will terminate in February 2013, and no further options may be granted or stock sold pursuant to such plan following the termination date.

Effect of Certain Corporate Events

Outstanding employee stock option agreements entered into pursuant to the Plan provide for the automatic vesting of employee stock options and (in the case of the common stock purchase agreements) the automatic termination of the Company’s right of repurchase upon a change of control. Future employee stock option agreements and common stock purchase agreements entered into pursuant to the Plan will contain similar provisions, unless otherwise determined by the Option Committee.

For purposes of the Plan, the term “change in control” means (1) that a change in the composition of the Board of Directors occurs as a result of which fewer than two-thirds of the incumbent directors are directors (the “Continuing Directors”) who either had been directors of the Company 24 months prior to such change or were elected or nominated for election to the Board of Directors with the approval of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination, (2) that any person is or becomes the beneficial owner, directly or indirectly, of at least 25% of the combined voting power of the Company’s outstanding securities and such ownership has not been approved by a majority of the Continuing Directors who had been directors of the Company 24 months prior to the acquisition or aggregation and who were still in office at the time of such acquisition or aggregation, or (3) that any person is or becomes the beneficial owner, directly or indirectly, of at least 50% of the combined voting power of the Company’s outstanding securities. For the purposes of (3) above, a “change in control” will not be deemed to have occurred if any person becomes the beneficial owner of at least 50% of the Company’s outstanding securities through the purchase and subsequent conversion, exercise or exchange of, convertible notes and warrants issued pursuant to a certain Note Purchase Agreement, dated November 11, 2001. A change in the relative beneficial ownership under (2) or (3) above by reason of a repurchase by the Company of its own securities will be disregarded.

In the event of a subdivision of the outstanding Common Stock, a combination or consolidation of the outstanding Common Stock (by reclassification or otherwise) into a lesser number of shares, a declaration of a dividend payable in Common Stock or in a form other than Common Stock in an amount that has a material effect on the price of the shares, or a similar occurrence, the Option Committee will make adjustments in the number and/or exercise price of options and/or the number of shares available under the Plan, as appropriate.

In the event of a merger or other reorganization, outstanding options will be subject to the agreement of merger or reorganization. Such agreement will provide for the assumption of outstanding options by the surviving corporation or its parent, for their continuation by the Company (if the Company is the surviving corporation), for payment of a cash settlement equal to the difference between the amount to be paid for one share under the agreement of merger or reorganization and the exercise price for each option, or for the acceleration of the exercisability of each option followed by the cancellation of options not exercised, in all cases without the optionee’s consent.

Federal Income Tax Consequences of Options Under the 2003 Stock Plan

Neither the optionee nor the Company will incur any federal tax consequences as a result of the grant of an option. The optionee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction when an ISO is exercised. Upon exercising an NSO, the optionee generally must recognize ordinary income equal to the “spread” between the exercise price and the fair market value of Common Stock on the date of exercise; the Company generally will be entitled to a deduction for the same amount. In the case of an employee, the option spread at the time an NSO is exercised is subject to income tax withholding, but the optionee generally may elect to satisfy the withholding tax obligation by having shares of Common Stock withheld from those purchased under the NSO. The tax treatment of a disposition of option shares acquired under the 2003 Stock Plan depends on how long the shares have been held and on whether such shares were acquired by exercising an ISO or by exercising an NSO. The Company will not be entitled to a deduction in connection with a disposition of option shares, except in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied.

Stockholder Approval

The Company is seeking stockholder approval in order to comply with applicable securities laws of the State of California and to qualify options granted under the Plan as “incentive stock options” as defined in Section 422 of the Internal Revenue Code.

Vote Required

The minimum vote which will constitute stockholder approval of this Proposal 2 is the affirmative vote of a majority of the total votes present in person or represented by proxy.

The Board of Directors unanimously recommends a vote FOR Proposal 2.

PROPOSAL 3
APPROVAL OF THE ISSUANCE OF CONVERTIBLE PROMISSORY NOTES AND WARRANTS IN CONNECTION WITH THE COMPANY’S PROPOSED PRIVATE PLACEMENT
The Offering
General Terms. We intend to conduct a private offering (the “Offering”) of up to 30 units (each a “Unit” and collectively, the “Units”), at a purchase price of $500,000 per Unit (the “Offering Price”). Each Unit is to consist of (a) a convertible secured promissory note (the “Note”) and (b) a warrant (the “Warrant”). We will pay interest on the Notes quarterly in arrears at an annual rate of up to 12% in cash and/or shares of our Common Stock as determined in our sole discretion. Fractional Notes may be issued at the discretion of our placement agent.

Notes. The principal amount of each Note contained in the Units will be initially convertible into shares of our Common Stock (the “Conversion Shares”) at a conversion price which will be computed at a discount of up to 20% of the lower of: (i) the average closing bid prices for the 10-day period prior to the closing of the Offering; and (ii) the closing bid price on the trading day immediately prior to the closing of the Offering (such lesser price being the “Closing Price”). Unless converted, the Notes will be payable in full up to 36 months but no sooner than 24 months from the closing date of the offering (the “Repayment Date”) or, at the option of each investor, at any time prior to the Repayment Date in the event of any merger, consolidation, other corporate reorganization, change of control or any other transaction in which all or substantially all of the assets are sold, transferred, or otherwise disposed of. The Notes are expected to rank pari passu with our outstanding promissory notes and senior to any and all subsequently incurred debt.

Each Note holder will receive a Warrant to purchase that number of shares of our Common Stock equal to 100% of the number of Conversion Shares initially issuable with respect to such Note.

Security Interest. The Notes may be granted a security interest in our intellectual property portfolio. Such interest is expected to rank pari passu with that of our creditors currently secured by such intellectual property. Upon conversion or repayment in full of the Notes, the security interest will terminate.
The grant of any security interest to the holders of Notes may be subject to: (i) amendment of our existing security interest agreements including our agreement with Transamerica, (ii) written consent from Transamerica and (iii) the completion and execution of an intercreditor agreement with Cheshire Associates and Transamerica.
Use of Proceeds. We expect to receive gross proceeds from the Offering of up to $15.0 million and net proceeds of approximately $13.05 million, which we intend to use for working capital and other general corporate purposes. Subject to the receipt of stockholder approval, up to $2.0 million of the short-term convertible secured promissory note issued to Cheshire Associates LLC, a related person of Mr. Kimberlin, on March 28, 2003 plus any accrued and unpaid interest, may be converted into Notes and Warrants. Assuming the exercise of all of the Warrants in the Offering, we would receive additional gross proceeds of approximately $18.75 million. Regardless of whether this Proposal 3 is approved by the stockholders, the Company cannot assure you that it will be able to raise any funds through the sale of the Notes or the exercise of the Warrants.
Fees; Purchase Options. In connection with the Offering, we have appointed a placement agent, Spencer Trask Ventures, Inc., an entity related to one of our directors, Kevin B. Kimberlin (the “Placement Agent”), to act as our exclusive placement agent to complete the Offering. We have agreed to pay to the Placement Agent an aggregate fee equal to 10% of the aggregate purchase price of the Notes sold in the Offering (excluding those Notes sold to any affiliate and/or related party of the Placement Agent, but including any Notes sold to an investment fund administered or managed by the Placement Agent) and to issue to the Placement Agent options to purchase that number of Notes equal to 20% of the Notes sold in the Offering (excluding those Notes sold to any affiliate and/or related party of the Placement Agent, but including any Notes sold to an investment fund administered or managed by the Placement Agent) (the “Purchase Options”). The Purchase Options will be exercisable for a period of five years and have an initial exercise price equal to the Offering Price.

Subscribers. We intend to sell the Notes and Warrants only to investors who are “qualified institutional buyers” under Rule 144A and up to three additional investors who are “accredited investors” under Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended. It is currently contemplated that the Offering will expire not later than 120 days after the initiation of the Offering, unless the Placement Agent decides to extend the Offering. However, the terms of the Offering may be changed by the decision of our Board of Directors or by our management to the extent it has been delegated that authority by our Board of Directors.

Assuming a Closing Price of $0.59, which is the 52-week low closing price of our Common Stock, the issuance by us of all of the shares of Common Stock underlying the Notes, Warrants and Purchase Options and the shares of Common Stock issuable as interest on the Notes would increase the number of outstanding shares of Common Stock (on an as-converted and as-exercised basis including the effect of the issuance of the Purchase Options) from 19,670,729 (as of March 31, 2003) to 89,585,983, an approximate 355% increase. If the over-allotment option (as described below) and the Purchase Options are exercised in full, the outstanding shares of Common Stock would increase to 124,543,610, an approximate 533% increase. If a single investor or investor group were to purchase all of such shares, such investor or group would own in excess of 84% of the issued and outstanding shares of the Common Stock after the completion of the Offering.

Redemption and Conversion. Each investor may have the right, at its option, to convert, in whole or in part, the principal amount of its Notes and/or the accrued and unpaid interest thereon into Common Stock at any time during the term of such Notes. The Notes are expected to be subject to redemption by us, in whole or in part, upon 15 days prior notice if the average of the closing bid price of the Common Stock for any five (5) consecutive trading day period ending within 30 days prior to the notice of redemption is equal to or up to 300% of the Closing Price at the Offering Price plus any accrued and unpaid interest.
Registration of Common Stock and Warrants. Pursuant to the terms of the Offering, we intend to file with the SEC as soon as practicable after the closing of the Offering, and use our reasonable best efforts to have declared effective, a registration statement under the Securities Act covering the resale by the investors of the Conversion Shares, [the Warrants] shares of Common Stock underlying the Warrants and shares of Common Stock and Warrants underlying the Purchase Options. We will be obligated to maintain the effectiveness of such registration statement [until all the shares covered by the registration statement have been, or may be, resold].
Over-allotment. For the purpose of covering over-subscriptions, if any, of the Units, our Board of Directors has granted to the Placement Agent an over-allotment option to offer up to an additional 50% of the total Units to be sold in the Offering at a per Unit price equal to the Offering Price and subject to the same terms and conditions as the Units sold in the Offering.
The Warrants
General Terms. Each Warrant will entitle the holder to purchase an equal number of shares of Common Stock as are issuable upon conversion of the Notes. Each Warrant will be exerciseable at any time during the five year period following the closing date of the Offering. The Warrants will have an initial exercise price equal to 125% of the Closing Price per share of Common Stock (the “Exercise Price”).
Necessity For Stockholder Approval

The 20% Rule. The issuance by us of Common Stock and other securities pursuant to the Offering is being submitted to the stockholders at the Annual Meeting because the sale is subject to stockholder approval pursuant to the Rules of the NASD applicable to entities, such as us, whose securities are authorized for trading on the Nasdaq National Market System. Rule 4350(i)(1)(D) of the NASD (the “20% Rule”) requires stockholder approval or ratification of the issuance, other than in a public offering, of Common Stock or securities convertible into Common

Stock at a price less than the greater of book or market value if such Common Stock has or would have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before such issuance.
For purposes of the 20% Rule, we have issued and outstanding 19,670,729 shares of Common Stock (as of March 31, 2003). The shares of Common Stock which could be issued upon conversion of the Notes and exercise of the Warrants included in the Offering, the over-allotment option and the Purchase Options will represent approximately 84% of our outstanding shares (assuming that the Warrants are exercised in full). Also, the average purchase price of the shares of Common Stock to be issued in connection with the Offering could be less than the average market value per share of our Common Stock at the time of the Closing.
The approval sought under this Proposal 3 will be effective to satisfy the required stockholder approval under the 20% Rule. We are therefore seeking the approval by our stockholders for the issuance and sale of Common Stock and Warrants in connection with the Offering to satisfy the 20% Rule.
Change of Control Rule. Under NASD Rule 4350(i)(1)(B), Nasdaq-quoted companies must obtain stockholder approval for any issuance of securities that would result in a change of control (the “Control Rule”). In the event that we sell all of the Units and exercise the over-allotment option, if our Placement Agent exercises its Purchase Options, Spencer Trask Ventures, Inc. and its affiliates and/or related parties could beneficially own, or have the right to beneficially own pursuant to existing notes and warrants, in excess of 7.7% of our outstanding Common Stock (assuming that the Warrants are exercised in full). See “ — The Offering — Fees; Purchase Options.” If the issuance of the Purchase Options were construed to result in a change of control, the approval sought under this Proposal 3 would be effective to satisfy the required stockholder approval under the Control Rule. We therefore are seeking the approval by our stockholders for the issuance and sale of Common Stock and Warrants in connection with the Offering to satisfy the Control Rule.
Insider Rule. Under NASD Rule 4350(i)(1)(A), Nasdaq-quoted companies must obtain stockholder approval of a plan or arrangement under the following paragraph (the “Insider Rule”):

“When a stock option or purchase plan is to be established or other arrangement made pursuant to which stock may be acquired by officers or directors, except for warrants or rights issued generally to security holders of the company or broadly based plans or arrangements including other employees (e.g., ESOPs). In a case where the shares are issued to a person not previously employed by the company, as an inducement essential to the individual’s entering into an employment contract with the company, shareholder approval will generally not be required. The establishment of a plan or arrangement under which the amount of securities which may be issued does not exceed the lesser of 1% of the number of shares of Common Stock, 1% of the voting power, or 25,000 shares will generally not require shareholder approval.”

The NASD has informed us that it has an unpublished interpretation of the Insider Rule which, in the NASD’s view, establishes that the term “other arrangement” applies to arrangements which are not compensatory, such as capital raising transactions. Furthermore, pursuant to its unpublished interpretation, the NASD has advised us that it requires stockholder approval only for “other arrangements” in which the issuance of securities to officers and directors is at a discount to the prevailing market price in excess of the lesser of (i) 1% of the number of shares outstanding, (ii) 1% of the voting power outstanding and (iii) 25,000 shares. The NASD has further informed us that it interprets the issuance of warrants pursuant to an agreement as an “arrangement” pursuant to which stock may be acquired by officers or directors that would trigger the Insider Rule. We dispute the NASD’s interpretation that the Insider Rule applies to the Purchase Options, as well as the NASD’s “rule making” mechanism for reaching that conclusion. Nevertheless, we are seeking this approval to address the NASD’s potential application of the Insider Rule to the Purchase Options. We therefore are seeking the approval by our stockholders for the issuance of the Purchase Options to the Placement Agents and the conversion of the $2.0 million note issued to Cheshire Associates in March to satisfy the Insider Rule.

Add: (i) approval of Cheshire $2 million participation and (ii) approval for any Kimberlin future investments

Incorporation by Reference of Annual Report on Form 10-K

Concurrently with this Proxy Statement, the Company is sending a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (the “Form 10-K”) to its stockholders. This Proxy Statement incorporates by reference the Form 10-K which contains important information about us and our financial condition that is not included in this Proxy Statement. A copy of the Form 10-K has also been filed with the SEC and may be accessed from the SEC’s homepage (www.sec.gov).

Our Company’s Board has determined that the Offering will further the best interests of the Company because receipt of the net proceeds from the Offering will enable us to continue operations. Further, if our stockholders do not ratify this proposal, the Offering will not be completed and we would have to pursue other financial and operational alternatives in order to continue our operations. If we are unsuccessful in obtaining additional funding, or if the terms of such funding are onerous, it could cause us to: (i) scale back or eliminate our research and development programs related to REMUNE®; (ii) license to third parties products or technologies that we would otherwise seek to develop ourselves; or (iii) cease operations.

Vote Required

Under the NASD Rules, the minimum vote which will constitute stockholder approval of this Proposal 3 for the purposes of the 20% Rule, the Control Rule and the Insider Rule is the affirmative vote of a majority of the total votes present in person or represented by proxy.

While it is not relevant to this vote, because the Placement Agent could not exercise the Unit Purchase Option prior to the Record Date for this Annual Meeting, the NASD previously has informed us that under the NASD Rules the votes of any shares issued or issuable to the Placement Agents pursuant to the Purchase Options must be excluded from the vote on Proposal 3.

The Board of Directors, with Mr. Kimberlin abstaining, unanimously recommends a vote FOR Proposal 3

PROPOSAL 4

TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY’S INDEPENDENT AUDITORS
The Audit Committee has appointed the firm of BDO Seidman, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003, subject to ratification by the stockholders of the Company. BDO Seidman, LLP has audited the Company’s financial statements since August 2002. Additionally, BDO Seidman, LLP re-audited the Company’s financial statements for the year ended December 31, 2001. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Principal Accounting Firm Fees

The following table sets forth the aggregate fees billed to the Company for the fiscal year ended December 31, 2002, by our principal accounting firm, BDO Seidman, LLP:

Audit Fees	$227,932	(c)
Audited Related Fees	$ 44,513
All Other Fees	$ 5,158	(a)(b)
(a) Includes fees for tax-related services, but does not include any financial information systems design and implementation services.

(b) The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountants’ independence.

(c) During 2002, BDO Seidman, LLP has provided auditing services for the fiscal year ended December 31, 2002, and reaudited and issued their opinion for fiscal year ended December 31, 2001.

The Audit Committee recommends a vote FOR ratification of BDO Seidman, LLP as the Company’s independent auditors.

STOCKHOLDER PROPOSALS

Proposals of stockholders submitted pursuant to Rule 14a-8 under the Exchange Act, and intended to be presented for consideration at the Company’s 2004 Annual Meeting of Stockholders must be received by the Company not later than January 15, 2004, in order to be considered for inclusion in the Company’s proxy materials for that meeting.

The Company’s bylaws also establish an advance notice procedure with respect to certain stockholder proposals. If a stockholder wishes to have a stockholder proposal considered at the Company’s next annual meeting, the stockholder must give timely notice of the proposal in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than 120 calendar days prior to the date the corporation’s proxy statement is released to stockholders in connection with the previous year’s annual meeting; provided, however, if the corporation did not hold an annual meeting the previous year of if the date of the current year’s annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline shall be a reasonable time before the corporation begins to mail and print its proxy materials.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) under the Exchange Act, the Company’s directors, executive officers and any persons holding more than 10% of the Common Stock are required to report their initial ownership of the Common Stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established and the Company is required to identify in this Proxy Statement those persons who failed to timely file these reports. In 2002 all filing requirements were satisfied except for the following: Dennis J. Carlo and Melvin B. Perelman each failed to timely file reports on Form 4 pursuant to Section 16(a).

In making this disclosure, the Company has relied solely on written representations of its directors and executive officers and copies of the reports that have been filed with the SEC.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.

By order of the Board of Directors John N. Bonfiglio Chief Executive Officer

IMMUNE RESPONSE CORPORATION

2003 STOCK PLAN

-i-

(d)	Outstanding Stock	6

SECTION 5	STOCK SUBJECT TO PLAN	6

(a)	Basic Limitation	6
(b)	Additional Shares	6

SECTION 6	TERMS AND CONDITIONS OF AWARDS OR SALES	6

(a)	Stock Purchase Agreement	6
(b)	Duration of Offers and Nontransferability of Rights	7
(c)	Purchase Price	7
(d)	Withholding Taxes	7
(e)	Restrictions on Transfer of Shares	7

SECTION 7	TERMS AND CONDITIONS OF OPTIONS	8

(a)	Stock Option Agreement	8
(b)	Number of Shares	8
(c)	Exercise Price	8
(d)	Withholding Taxes	8
(e)	Exercisability and Term	8
(f)	Nontransferability	8
(g)	Termination of Service (Except by Death)	9
(h)	Leaves of Absence	9
(i)	Death of Optionee	9
(j)	No Rights as a Stockholder	10
(k)	Modification, Extension and Renewal of Options	10
(l)	Restrictions on Transfer of Shares	10

SECTION 8	PAYMENT FOR SHARES	10

(a)	General Rule	10
(b)	Surrender of Stock	11
(c)	Exercise/Sale	11
(d)	Exercise/Pledge
(e)	Services Rendered	11
(f)	Promissory Note	11
(g)	Surrender of Option	12

SECTION 9	ADJUSTMENT OF SHARES	12

(a)	General	12
(b)	Reorganizations	12
(c)	Reservation of Rights	12

SECTION 10	SECURITIES LAWS	12

SECTION 11	NO EMPLOYMENT RIGHTS

SECTION 12	DURATION AND AMENDMENTS	13

(a)	Term of the Plan	13

-ii-

(b)	Right to Amend or Terminate the Plan	13
(c)	Effect of Amendment or Termination	13

SECTION 13	EXECUTION	14

-iii-

2003 STOCK PLAN OF

THE IMMUNE RESPONSE CORPORATION

Effective February 25, 2003

SECTION 1. ESTABLISHMENT AND PURPOSE.

The 2003 Stock Plan of The Immune Response Corporation (the “Plan”) was established in 2003 to offer selected employees, directors, advisers and consultants an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing Shares of the Company’s Common Stock.

The Plan provides both for the direct award or sale of Shares and for the grant of Options to purchase Shares. Options granted under the Plan may include Nonstatutory Options as well as ISOs intended to qualify under section 422 of the Code. The Plan is intended to comply in all respects with Rule 16b-3 (or its successor) under the Exchange Act.

SECTION 2. DEFINITIONS.

(a) “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(b) “Change in Control”

shall mean any of the following events:

(1) a change in the composition of the Board of Directors that occurs as a result of which fewer than two-thirds of the incumbent directors are directors (“Continuing Directors”) who either had been directors of the Company 24 months prior to such change, or were elected or nominated for election to the Board with the approval of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination;

(2) any person is or becomes the beneficial owner (directly or indirectly) of at least 25% of the combined voting power of the Company’s outstanding securities, and such ownership has not been approved by a majority of the Continuing Directors; or

(3) any person is or becomes the beneficial owner (directly or indirectly) of at least 50% of the combined voting power of the Company’s outstanding securities.

For purposes of paragraphs (2) and (3), a change in the relative beneficial ownership by reason of the Company’s repurchase of its own securities will be disregarded.

For the purposes of paragraph (3), a Change in Control will not be deemed to have occurred if any person is or becomes the beneficially owner of at least 50% of the Company’s outstanding securities through the purchase and subsequent conversion, exercise or exchange of, convertible notes and warrants issued pursuant to that certain Note Purchase Agreement, dated November 11, 2001, as amended.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d) “Consultant” shall mean an independent contractor or advisor who performs services for the Company or a Subsidiary (other than a member of the Board of Directors of the Company or a Subsidiary).

(e) “Committee” shall mean a committee of the Board of Directors, as described in Section 3(a).

(f) “Company” shall mean The Immune Response Corporation, a Delaware corporation.

(g) “Director” shall mean a member of the Board of Directors of the Company or of a Subsidiary.

(h) “Employee” shall mean any individual who is a common-law employee of the Company or a Subsidiary.

(i) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(j) “Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement.

(k) “Fair Market Value” shall mean the market price of Stock, determined by the Committee as follows:

(i) If Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable composite-transactions report;

(ii) If Stock was traded over-the-counter on the date in question and was traded on the Nasdaq system or the Nasdaq National Market, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by the Nasdaq system or the Nasdaq National Market;

(iii) If Stock was traded over-the-counter on the date in question but was not traded on the Nasdaq system or the Nasdaq National Market, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which

Stock is quoted or, if the Stock is not quoted on any such system, by the “Pink Sheets” published by the National Quotation Bureau, Inc.; and

(iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

(l) “ISO” shall mean an employee incentive stock option described in section 422(b) of the Code.

(m) “Nonstatutory Option” shall mean an employee stock option not described in sections 422 or 423 of the Code.

(n) “Officer” shall mean an Employee of the Company holding a title and position of vice president or higher and any “officer” within the meaning of that term for the purposes of Section 16(b) of the Exchange Act.

(o) “Offeree” shall mean an individual to whom the Committee has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

(p) “Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

(q) “Optionee” shall mean an individual who holds an Option.

(r) “Outside Director” shall mean a member of the Board of Directors of the Company or of a Subsidiary who is not an Employee.

(s) “Plan” shall mean this Amended and Restated 1989 Stock Plan of The Immune Response Corporation.

(t) “Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

(u) “Service” shall mean service as an Employee, Director or Consultant.

(v) “Share” shall mean one share of Stock, as adjusted in accordance with Section 10 (if applicable).

(w) “Stock” shall mean the Common Stock of the Company.

(x) “Stock Option Agreement” shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her Option.

(y) “Stock Purchase Agreement” shall mean the agreement between the Company and an Offeree who acquires Shares under the Plan which contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.

(z) “Subsidiary” shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than 50 percent of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(aa) “Total and Permanent Disability” shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one year.

SECTION 3. ADMINISTRATION.

(a) Committee Membership. The Plan shall be administered by the Committee. The Committee shall consist of two or more disinterested members of the Board of Directors and shall meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act. The Committee may delegate its functions to one or more members of the Board of Directors, who need not be disinterested directors, to administer the Plan with respect to Employees who are not Officers or Directors of the Company, and such delegated member of the Board of Directors may grant Shares and Options under the Plan to those Employees who are not Officers or Directors of the Company, and may determine the timing, number of Shares and other terms of such grants in a manner not inconsistent with the terms of this Plan.

(b) Disinterested Directors. A member of the Board of Directors shall be deemed “disinterested” only if he or she satisfies (i) such requirements as the Securities and Exchange Commission may establish for disinterested administrators of plans designed to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code.

(c) Committee Procedures. The Board of Directors shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

(d) Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

(i) To interpret the Plan and to apply its provisions;

(ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;

(iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(iv) To determine when Shares are to be awarded or offered for sale and when Options are to be granted under the Plan;

(v) To select the Offerees and Optionees, except as otherwise provided in Section 9;

(vi) To determine the number of Shares to be offered to each Offeree or to be made subject to each Option, except as otherwise provided in Section 9;

(vii) To prescribe the terms and conditions of each award or sale of Shares, including (without limitation) the Purchase Price, and to specify the provisions of the Stock Purchase Agreement relating to such award or sale;

(viii) To prescribe the terms and conditions of each Option, including (without limitation) the Exercise Price, to determine whether such Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the Stock Option Agreement relating to such Option;

(ix) To amend any outstanding Stock Purchase Agreement or Stock Option Agreement, subject to applicable legal restrictions and to the consent of the Offeree or Optionee who entered into such agreement;

(x) To prescribe the consideration for the grant of each Option or other right under the Plan and to determine the sufficiency of such consideration; and

(xi) To take any other actions deemed necessary or advisable for the administration of the Plan.

All decisions, interpretations and other actions of the Committee shall be final and binding on all Offerees, all Optionees, and all persons deriving their rights from an Offeree or Optionee. No member of the Committee shall be liable for any action that he or she has taken or has failed to take in good faith with respect to the Plan, any Option, or any right to acquire Shares under the Plan.

SECTION 4. ELIGIBILITY.

(a) General Rule. Employees, Consultants and Directors shall be eligible for designation as Optionees or Offerees by the Committee, provided that only Employees of the Company or a Subsidiary shall be eligible for the grant of ISOs. Notwithstanding any provision herein to the contrary, no more than 40% of the Shares issuable under the Plan shall be reserved for grants to individuals who are Officers, Directors or Consultants of the Company. Such

limitation shall be first calculated based on the total grants made under the Plan during the first three years of the Plan and on an annual basis thereafter.

(b) Ten-Percent Stockholders. An Employee who owns more than 10 percent of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an ISO unless (i) the Exercise Price is at least 110 percent of the Fair Market Value of a Share on the date of grant (unless made in reliance upon Section 25102(f) of the California Corporations Code) and (ii) such ISO by its terms is not exercisable after the expiration of five years from the date of grant. During such time that the Plan is subject to the requirements of Section 25110 of the California Code of Corporations, an Employee, Consultant, or Director who owns more than 10 percent of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of a Nonstatutory Option unless the Exercise Price is at least 110 percent of the Fair Market Value of a Share on the date of grant.

(c) Attribution Rules. For purposes of Subsection (b) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for his or her brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its shareholders, partners or beneficiaries. Stock with respect to which such Employee holds an option shall not be counted.

(d) Outstanding Stock. For purposes of Subsection (b) above, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant. “Outstanding stock” shall include shares authorized for issuance under outstanding options held by the Employee or by any other person to the extent required by law.

SECTION 5. STOCK SUBJECT TO PLAN.

(a) Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares which may be issued under the Plan (upon exercise of Options or other rights to acquire Shares) shall not exceed 3,250,000 Shares, subject to adjustment pursuant to Section 9. The number of Shares that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

(b) Additional Shares. In the event that any outstanding Option or other right for any reason expires or is canceled or otherwise terminated, including Options granted under the Director’s Plan, the Shares allocable to the unexercised portion of such Option or other right shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company pursuant to a forfeiture provision, a right of repurchase or a right of first refusal, such Shares shall again be available for the purposes of the Plan.

SECTION 6. TERMS AND CONDITIONS OF AWARDS OR SALES.

(a) Stock Purchase Agreement. Each award or sale of Shares under the Plan (other than upon exercise of an Option) shall be evidenced by a Stock Purchase Agreement between the Offeree and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Purchase Agreement. The provisions of the various Stock Purchase Agreements entered into under the Plan need not be identical.

(b) Duration of Offers and Nontransferability of Rights. Any right to acquire Shares under the Plan (other than an Option) shall automatically expire if not exercised by the Offeree within thirty (30) days after the grant of such right was communicated to him or her by the Committee. Such right shall not be transferable and shall be exercisable only by the Offeree to whom such right was granted.

(c) Purchase Price. The Purchase Price of Shares to be offered under the Plan shall not be less than 85 percent of the Fair Market Value of such Shares. The Purchase Price of Shares to be offered to a Ten-Percent Stockholder, as described in Section 4(b), under the plan shall be not less that 100% of the Fair Market Value of such shares. Subject to the two preceding sentences, the Purchase Price shall be determined by the Committee at its sole discretion. The Purchase Price shall be payable in a form described in Section 8.

(d) Withholding Taxes. As a condition to the purchase of Shares, the Offeree shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such purchase.

(e) Restrictions on Transfer of Shares. Any Shares awarded or sold under the Plan shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Purchase Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares. During such time that the Plan is subject to the requirements of Section 25110 of the California Code of Corporations, if a right of repurchase of the Company is exercised upon termination of employment of an Offeree, the repurchase price shall be set at not less than the original purchase price of the Shares, provided that the right to repurchase shall lapse at a rate of 20% of the Shares per year over 5 years from the date the Shares were awarded or sold. The right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the securities within 90 days of termination of employment.

(f) Shareholder Approval. Any award or sale of Shares under the Plan, other than those made in reliance upon Section 25102(f) of the California Corporations Code, shall be made subject to the approval of the Plan by a majority of the outstanding Shares of the Company entitled to vote. If the Plan is not approved by a majority of outstanding Shares of the Company entitled to vote within twelve months of the effective date of the Plan, any award or sale of

Shares under the Plan shall be rescinded pursuant to Section 260.140.42(f) of Title 10 of the California Code of Regulations.

SECTION 7. TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

(b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 9. Options granted to any Optionee in a single calendar year shall in no event cover more than 500,000 Shares, subject to adjustment in accordance with Section 9. The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option.

(c) Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant, except as otherwise provided in Section 4(b). The Exercise Price of a Nonstatutory Option shall not be less than 85 percent of the Fair Market Value of a Share on the date of grant. Subject to the preceding two sentences, the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in a form described in Section 8.

(d) Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

(e) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The vesting of any Option shall be determined by the Committee at its sole discretion. During such time that the Plan is subject to the requirements of Section 25110 of the California Code of Corporations, an Option granted to an individual other than an Officer, Director or Consultant shall become exercisable at a rate of at least 20% of the underlying Shares per year over 5 years from the date of grant of the Option. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, Total and Permanent Disability, retirement or other events. The Stock Option Agreement shall also specify the term of the Option. The term shall not exceed 10 years from the date of grant, except as otherwise provided in Section 4(b). Subject to the preceding sentence, the Committee at its sole discretion shall determine when an Option is to expire.

(f) Nontransferability. During an Optionee’s lifetime, his or her Option(s) shall be exercisable only by him or her and shall not be transferable. In the event of an Optionee’s death, his or her Option(s) shall not be transferable other than by will, by a beneficiary designation executed by the Optionee and delivered to the Company, or by the laws of descent and distribution.

(g) Termination of Service (Except by Death). If an Optionee’s Service terminates for any reason other than his or her death, then his or her Option(s) shall expire on the earliest of the following occasions:

(i) The expiration date determined pursuant to Subsection (e) above;

(ii) The date 90 days after the termination of his or her Service for any reason other than Total and Permanent Disability; or

(iii) The date six months after the termination of his or her Service by reason of Total and Permanent Disability.

The Optionee may exercise all or part of his or her Option(s) at any time before the expiration of such Option(s) under the preceding sentence, but only to the extent that such Option(s) had become exercisable before his or her Service terminated or became exercisable as a result of the termination. The balance of such Option(s) shall lapse when the Optionee’s Service terminates. In the event that the Optionee dies after the termination of his or her Service but before the expiration of his or her Option(s), all or part of such Option(s) may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired such Option(s) directly from him or her by bequest, beneficiary designation or inheritance, but only to the extent that such Option(s) had become exercisable before his or her Service terminated or became exercisable as a result of the termination.

(h) Leaves of Absence. For purposes of Subsection (g) above, Service shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Committee). The foregoing notwithstanding, in the case of an ISO granted under the Plan, Service shall not be deemed to continue beyond the first 90 days of such leave, unless the Optionee’s reemployment rights are guaranteed by statute or by contract.

(i) Death of Optionee. If an Optionee dies while he or she is in Service, then his or her Option(s) shall expire on the earlier of the following dates:

(i) The expiration date determined pursuant to Subsection (e) above; or

(ii) The date six months after his or her death.

All or part of the Optionee’s Option(s) may be exercised at any time before the expiration of such Option(s) under the preceding sentence by the executors or administrators of his or her estate or by any person who has acquired such Option(s) directly from him or her by bequest, beneficiary designation or inheritance, but only to the extent that such Option(s) had become exercisable before his or her death or became exercisable as a result of his or her death. The balance of such Option(s) shall lapse when the Optionee dies.

(j) No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by his or her Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Section 9.

(k) Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised) in return for the grant of new Options at the same or a different price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair his or her rights or increase his or her obligations under such Option.

(l) Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares. During such time that the Plan is subject to the requirements of Section 25110 of the California Code of Corporations, if a right of repurchase of the Company is exercised upon termination of employment of an Optionee, the repurchase price shall be set at not less than the original purchase price of the Shares, provided that the right to repurchase shall lapse at a rate of 20% of the Shares per year over 5 years from the date the Option was granted. The right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the securities within 90 days of termination of employment.

(m) Shareholder Approval. Any grant of an Option to purchase Shares made under the Plan, other than those made in reliance upon Section 25102(f) of the California Corporations Code, shall be made subject to the approval of the Plan by a majority of the outstanding Shares of the Company entitled to vote. If the Plan is not approved by a majority of outstanding Shares of the Company entitled to vote within twelve months of the effective date of the Plan, any Option exercised to purchase Shares under the Plan shall be rescinded pursuant to Section 260.140.41(i) of Title 10 of the California Code of Regulations.

SECTION 8. PAYMENT FOR SHARES.

(a) General Rule. The entire Purchase Price or Exercise Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as follows:

(i) In the case of Shares sold under the terms of a Stock Purchase Agreement subject to the Plan, payment shall be made only pursuant to the express provisions of such Stock Purchase Agreement. However, the Committee (at its sole discretion) may specify in the Stock Purchase Agreement that payment may be made in one or both of the forms described in Subsections (e) and (f) below.

(ii) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. However, the Committee (at its sole discretion) may specify in the Stock Option Agreement that payment may be made pursuant to Subsections (b), (c), (d) or (f) below.

(iii) In the case of a Nonstatutory Option granted under the Plan to an Employee or a Consultant or to a Director, the Committee (at its sole discretion) may accept payment in one or more of the forms described in Subsections (b), (c), (d), or (f) below.

(b) Surrender of Stock. To the extent that this Subsection (b) is applicable, payment may be made all or in part with Shares which have already been owned by the Optionee or his or her representative for more than six months and which are surrendered to the Company in good form for transfer. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

(c) Exercise/Sale. To the extent that this Subsection (c) is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Common Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

(d) Exercise/Pledge. To the extent that this Subsection (d) is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Common Shares to a securities broker or lender approved by the Company, as security for a loan and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

                     (e) Services Rendered. To the extent that this Subsection (e) is applicable, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary prior to the award. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the award) of the value of the services rendered by the Offeree and the sufficiency of the consideration to meet the requirements of Section 6(c).

(f) Promissory Note. Except as otherwise prohibited by applicable law, including without limitation, the Sarbanes-Oxley Act of 2002 and to the extent that this Subsection (f) is applicable, a portion of the Purchase Price or Exercise Price, as the case may be, of Shares issued under the Plan may be payable by a full-recourse promissory note, provided that (i) the par value of such Shares must be paid in lawful money of the United States of America at the time when such Shares are purchased, (ii) the Shares are security for payment of the principal amount of the promissory note and interest thereon, and (iii) the interest rate payable under the terms of the promissory note shall be no less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Committee (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any), and other provisions of such note.

(g) Surrender of Option. To the extent that this Subsection (g) is applicable, the Optionee may elect to have all or any part of an exercisable Option settled by receiving Shares in exchange for surrendering all or the appropriate part of that Option. The aggregate Fair Market Value of the Shares received by the Optionee (as of the date of exercise) shall be equal to the difference between the Exercise Price of the Option and the Fair Market Value of the Shares as to which the Option is exercised. Shares as to which Options have been settled under this Subsection (g) shall not be available for further Option grants under the Plan.

SECTION 9. ADJUSTMENT OF SHARES.

(a) General. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization or a similar occurrence, the Committee shall make appropriate and proportionate adjustments in one or more of (i) the number of Shares available for future grants under Section 5, (ii) the limit set forth in Section 7(b), (ii) the number of Shares covered by each outstanding Option, or (iii) the Exercise Price under each outstanding Option.

(b) Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Options shall be subject to the agreement of merger or reorganization. Such agreement shall provide for the assumption of outstanding Options by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for payment of a cash settlement equal to the difference between the amount to be paid for one Share under such agreement and the Exercise Price, or for the acceleration of their exercisability followed by the cancellation of Options not exercised, in all cases without the Optionees’ consent. Any cancellation shall not occur earlier than 30 days after such acceleration is effective and Optionees have been notified of such acceleration. In the case of Options that have been outstanding for less than 12 months, a cancellation need not be preceded by an acceleration.

(c) Reservation of Rights. Except as provided in this Section 9, an Optionee or Offeree shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 10. SECURITIES LAWS.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange on which the Company’s securities may then be listed.

During such time that the Plan is subject to the requirements of Section 25110 of the California Code of Corporations, the Company shall provide Offerees and Optionees with financial statements at least annually. This Section 10 shall not apply to key Employees whose duties in connection with the Company assure them access to equivalent information.

SECTION 11. NO EMPLOYMENT RIGHTS.

No provision of the Plan, nor any right or Option granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any person’s Service at any time and for any reason.

SECTION 12. DURATION AND AMENDMENTS.

(a) Term of the Plan. The Plan, as set forth herein, shall become effective on February 25, 2003. The Plan shall terminate automatically on February 25, 2013, and may be terminated on any earlier date pursuant to Subsection (c) below.

(b) Right to Amend or Terminate the Plan. The Board of Directors may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan which (i) increases the number of Shares available for issuance under the Plan (except as provided in Section 9), (ii) materially changes the class of persons who are eligible for the grant of ISOs or (iii) if required by Rule 16b-3 (or any successor) under the Exchange Act, would materially increase the benefits accruing to participants under the Plan or would materially modify the requirements as to eligibility for participation in the Plan, shall be subject to the approval of the Company’s stockholders within 12 months of any such amendment to the Plan. Stockholder approval shall not be required for any other amendment of the Plan, except as provided in the following sentence. During such period that the Plan is subject to the requirements of Section 25110 of the California Corporations Code, any amendment to increase the share reserve of the Plan shall not increase the total number of shares of Common Stock available for issuance under the Plan (and any other stock bonus plan or similar plan of the Company) to exceed 30% of the number of outstanding Shares (such term to include any convertible preferred and convertible senior common shares of the Company) at the time of any such increase, unless a percentage higher than 30% is approved by at least two-thirds of the outstanding Shares of the Company entitled to vote.

(c) Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under the Plan.

SECTION 13. EXECUTION.

To record the adoption of the Plan by the Board of Directors on February 25, 2003, the Company has caused its authorized officer to execute the same.

THE IMMUNE RESPONSE CORPORATION By
Michael L. Jeub Chief Financial Officer and Vice President of Finance

The undersigned stockholder of The Immune Response Corporation (the "Company") acknowledges receipt of Notice of the Annual Meeting of Stockholders and Proxy Statement, each dated May 1, 2003, and the undersigned revokes all prior proxies and appoints John N. Bonfiglio and Michael L. Jeub, or each of them, proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at the Holiday Inn, 850 Palomar Airport Road, Carlsbad, California, at 9:00 a.m. Pacific Time on May 20, 2003, and any postponement or adjournment thereof, and instructs said proxies to vote as follows:

1.	ELECTION OF DIRECTORS:

[_] FOR the nominee listed below (except as marked to the contrary below)

[_] WITHHOLD AUTHORITY to vote for the nominee for Class II director listed below

Alan S. Rosenthal (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

2.	APPROVE AND RATIFY THE COMPANY'S 2003 STOCK PLAN:
[_] FOR	[_] AGAINST	[_] ABSTAIN

3.	TO APPROVE THE ISSUANCE OF CONVERTIBLE PROMISSORY NOTES AND WARRANTS IN CONNECTION WITH THE COMPANY'S PROPOSED PRIVATE PLACEMENT:
[_] FOR	[_] AGAINST	[_] ABSTAIN

4.	TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT AUDITORS:
[_] FOR	[_] AGAINST	[_] ABSTAIN

5.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE ONE NOMINEE FOR DIRECTOR AND FOR PROPOSALS 2, 3 AND 4.

THE IMMUNE RESPONSE CORPORATION BOARD OF DIRECTORS PROXY ANNUAL MEETING OF STOCKHOLDERS MAY 20, 2003
Dated this ______ day of _____________, 2003 (Signature of Stockholder) (Signature of Stockholder)
Please sign exactly as your name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, each holder must sign.

Please Mark, Sign, Date and Mail This Proxy Card Promptly, Using the Enclosed Envelope.